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Exhibit 10.8(a)

STOCK WARRANT AGREEMENT

CCRT International Holdings B.V.

Krishnakumar Srinivasan

Donahue & Partners
5 Times Square
New York, NY 10023
Tel. +1 (212) 773 3355
Fax. +1 (212) 773 8814

Exhibit I	Applied Economics determination documenting the Warrant Sale Price
Exhibit II	Applied Economics determination documenting the Exercise Price
Exhibit III	Additional Defined Terms

STOCK WARRANT AGREEMENT

THIS AGREEMENT IS ENTERED INTO ON THE                        DAY OF OCTOBER, TWO THOUSAND AND FOUR, TO BE EFFECTIVE AS OF THE FIRST DAY OF JULY, TWO THOUSAND AND FOUR (THE "EFFECTIVE DATE")

BETWEEN:

1.
CCRT International Holdings B.V., a company with limited liability organised under the laws of the Netherlands, having its statutory seat at Amsterdam, the Netherlands and its registered office at Strawinskylaan 3105, 7e etage, 1077 ZX Amsterdam, the Netherlands, hereinafter referred to as the "Company";

and

2.
Krishnakumar Srinivasan, a citizen of the United States of America residing at                                         , hereinafter referred to as the "Holder";

Company and Holder being collectively referred to hereinafter as the "Parties";

WHEREAS:

  •
  Company is a company belonging to the CompuCredit Group of companies, ultimately held by CompuCredit Corporation of Atlanta, GA;

  •
  Company holds 99.99% of the issued and outstanding shares in the share capital of Creditinfo Support Services India Private Limited, a limited liability company organised under the laws of India, having its registered office at 8/1 Sundaram Salai, RA Puram, Chennai 600 028, India, hereinafter referred to as the "Subsidiary", consisting of nine thousand nine hundred ninety nine (9,999) of ten thousand issued and outstanding shares, numbered one (1) up to and including nine hundred ninety nine (9,999) collectively referred to as Share Certificate #1, according to its Articles of Association having a nominal value of ten India Rupees (INR 10) per share;

  •
  Company has decided it is in the best interest of the Company and the CompuCredit Group to issue a Stock Warrant (as hereinafter defined) to Holder and Holder wishes to accept the warrant as of the Effective Date;

  •
  The Company and Holder wish to lay down their verbal agreement in writing;

NOW, THEREFORE, PARTIES AGREE AS FOLLOWS:

Section 1    Conveyance Stock Warrant

a)
The Company hereby sells to the Holder a warrant (the "Stock Warrant") for a sale price as determined by Applied Economics (attached hereto as Exhibit I, the "Warrant Sale Price") to purchase a total of six point five (6.5) percent of issued and outstanding shares in the share capital of Subsidiary as per the Effective Date (the "Shares"), for an exercise price as determined by Applied Economics (attached hereto as Exhibit II, the "Exercise Price").

b)
No rights or privileges of a stockholder in the Subsidiary are conferred by reason of the granting of the Stock Warrant. Holder will not become a stockholder in the Subsidiary with respect to the Shares unless and until the Stock Warrant has been properly exercised and the Exercise Price fully paid.

Section 2    Vesting Date

        Provided that Holder's employment with the CompuCredit Group has not terminated prior to the relevant Vesting Date, on July 1, 2005, July 1, 2006 and July 1, 2007, respectively (the"Vesting Dates"), Holder shall have the right to purchase the Shares in thirds, in increments of two point two (2.2) percent, two point two (2.2) percent and two point one (2.1) percent of the issued and outstanding shares in the share capital of the Subsidiary, respectively (individually referred to as the "Existing Share Allotment"), at the Exercise Price.

Section 3    Exercise

        Prior to the termination of this Agreement for any reason, Holder may exercise any vested portion of the Stock Warrant by providing written notice to Company within thirty (30) calendar days prior to the proposed date of such exercise as provided herein (the "Exercise Date"). The Company shall promptly cooperate with the sale and transfer of the Existing Share Allotment, including but not limited to filing prior notifications or requesting approval of any regulatory agency, as required, in connection with the purchase of the Existing Share Allotment.

Section 4    Consideration

a)
Holder shall pay the Warrant Sale Price within one (1) month of the execution date hereof to the bank account of Company, account number              with ABN AMRO Bank, Amsterdam, the Netherlands (the "Bank Account"), in the United States dollar equivalent at the date of payment.

b)
In the event Holder exercises the Stock Warrant for an Existing Share Allotment as set forth in Section 3, Holder shall pay the Exercise Price within one (1) month of the applicable Exercise Date, to the bank account of Company, account number              with ABN AMRO Bank, Amsterdam, the Netherlands, in the United States dollar equivalent at the date of payment. The Company shall not be required to transfer Shares to Holder until receipt by the Company of the Exercise Price is confirmed.

Section 5    Terms

        The Holder understands that, without limitation, the following terms apply to the Stock Warrant;

a)
Holder shall not be entitled to transfer, lien, pledge, or otherwise encumber the Stock Warrant or Existing Share Allotments other than:

(i)
with the prior written consent of the Company;

(ii)
pursuant to the last will and testament or the laws of descent and distribution provided that the recipients thereof as a prerequisite to receiving the Stock Warrant or Existing Share Allotments agree to be bound by the terms hereof, or

(iii)
in a public market transaction in the event that the common shares become publicly traded;

(iv)
As, and if, applicable any such permitted transfer shall be made in accordance with the registration requirements of the United States Securitization Act of 1933, as amended, or an exemption therefrom

b)
In the event that the Company sells any of its issued and outstanding shares in the share capital of Subsidiary, at the option of the Company, Holder shall be required to sell all or a portion of the Existing Share Allotments in the same proportion, on proportionate terms.

c)
In the event the Company sells fifty (50) percent more of its issued and outstanding shares in the share capital of Subsidiary in a single transaction or series of related transactions, the Company shall use all reasonable efforts to assist Holder to sell the same proportion of the Existing Share Allotments on proportionate terms.

d)
At the Company's request, Holder shall execute any reasonable shareholders', underwriting, lock-up or similar agreement in connection with any sale, financing or other transaction where such agreement is customary.

e)
In the event Holder's employment with the CompuCredit Group is terminated by the CompuCredit Group other than for cause, any and all Existing Share Allotments shall vest immediately.

f)
In the event Holder's employment with the CompuCredit Group is terminated by the CompuCredit Group for cause, or terminated by the Holder, other than for good reason (as the terms "cause" and "good reason" are defined in Exhibit III attached hereto), the Company shall have the right, but not the obligation, to repurchase any Existing Share Allotments at a price equal to the fair market value thereof. The fair market value being the amount agreed to by Holder and the Company or, in the event that no agreement can be reached, the appraised value of the Existing Share Allotments in the hands of a buyer located in the continental United States of America as determined by an independent appraiser selected by the Company.

g)
In the event the Company or the CompuCredit Group determines that it is more advantageous from a tax or accounting perspective to modify the Agreement, Holder shall accept any and all modifications, as long as the modifications do not materially and adversely impact the economic benefits of this Agreement.

Section 6    Term

        This Stock Warrant will expire, unless previously exercised in full, on July 1, 2008, which date is on or prior to the fourth anniversary of the Effective Date.

Section 7    General Compliance

        Each Party shall at all times:

a)
strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this Agreement; and

b)
pay all fees and other charges required by such laws, rules, regulations and orders.

Section 8    Force Majeure

        Neither Party shall be liable to the other for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to, fire, flood, war, embargo, strike, riot, inability to secure materials and transportation facilities, or the intervention of any governmental authority, in each case not otherwise invoking a breach of this Agreement. If such delay continues for more than sixty (60) days, the Party damaged by the inability of the other Party to perform shall have the right to terminate this Agreement with immediate effect upon written notice.

Section 9    Notices

        All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger or by telecommunication to the address of the applicable Party specified in the introductory paragraph above, or to such other address or addresses as either Party may, from time to time, designate as to itself in a written notice.

Section 10    Representations and Warranties

        Company represents and warrants to Holder that:

a)
Company has the full and unencumbered title to the Shares;

b)
no other party than Holder has any right to claim the issuance or transfer of shares in the share capital of Subsidiary;

c)
the Shares have not been seized; and

d)
Company has not assumed any obligation towards third parties with respect to the assignment of the Shares and/or the encumbrance of the Shares by any security interest or beneficial rights.

Section 11    Miscellaneous

a)
Parties shall each bear their own costs related to the execution of this Agreement, the Stock Warrant and the exercise thereof, including, without limitation, tax liabilities, lawyers' fees and expenses.

b)
The failure of either Party to enforce the provisions of this Agreement at any time, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either Party to enforce each and every such provision.

c)
This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be as effective as if all signatures on the counterparts were on a single copy of this Agreement.

d)
This Agreement may be amended at any time by written agreement between the Parties.

e)
This Agreement and the Exhibits attached hereto contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof.

f)
If any provision of this Agreement is or becomes unenforceable or invalid at any time and under any legislation, statute, precedent, rule or regulation, in any jurisdiction in which the Parties or the Subsidiary are located or in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable. Parties shall negotiate in good faith in order to come to a mutual agreement on a substitute, valid and enforceable provision that most nearly effects the Parties' intent in entering into this Agreement.

Section 12    Applicable law—Dispute Settlement

a)
This Agreement shall be governed by and construed in accordance with the laws of the Netherlands, except for and to the extent mandatory provisions of Indian law apply.

b)
Any dispute arising under out of, or relating to this Agreement and any subsequent amendments of this Agreement, including, without limitation, its formation, validity, binding effect, interpretation, performance, breach or termination, as well as non-contractual claims, shall, if possible, be finally settled amicably by negotiation between Company and Holder. If such dispute cannot be amicably settled it shall be finally settled by arbitration in accordance with the then prevailing Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators designated in accordance with said rules. The place of arbitration shall be in Amsterdam, the Netherlands. The language to be used in the arbitration proceedings shall be English.

THUS SIGNED AND EXECUTED IN TRIPLICATE:

CCRT International Holdings B.V.		Krishnakumar Srinivasan:

Name:		Name

Title:	Managing Director A	Title:

Date:		Date:

Place:		Place:

Name:

Title:	Managing Director B
Date:

Place:

Additional signature page follows

SIGNED FOR ACKNOWLEDGEMENT, CONFIRMATION & APPROVAL BY THE BOARD OF DIRECTORS OF SUBSIDIARY:

Creditinfo Support Services India Private Limited

Name:	Name

Title:	Title:

Date:	Date:

Place:	Place:

SIGNED FOR ACKNOWLEDGEMENT & CONFIRMATION BY THE MINORITY SHAREHOLDER (HOLDER OF SHARE CERTIFICATE #2):

CompuCredit Corporation

Name:

Title:

Date:

Place:

Exhibit I
Applied Economics determination documenting the Warrant Sale Price

Exhibit II
Applied Economics determination documenting the Exercise Price

Exhibit III
Additional Defined Terms

For these purposes, "cause" means the reasonable, good faith determination by CompuCredit that:

          (a)   (i) you committed an act constituting fraud, deceit or intentional material misrepresentation with respect to CompuCredit or any client, customer or supplier of CompuCredit; (ii) you embezzled funds or assets from CompuCredit or any client, customer or supplier of CompuCredit; (iii) you engaged in willful misconduct or gross negligence in the performance of your duties to CompuCredit; (iv) you failed to comply in a material way with any of your non-competition and confidentiality obligations to CompuCredit;

          (b)   You breached or defaulted in the performance of any other material obligation of yours to CompuCredit and have not cured such breach or default to CompuCredit's reasonable satisfaction within thirty days after receiving notice thereof; or

          (c)   Your conduct is materially detrimental to the reputation of CompuCredit and you have not cured (if such conduct is curable in CompuCredit's reasonable opinion) such conduct to CompuCredit's reasonable satisfaction within ten days after receiving notice thereof.

For these purposes, "good reason" means:

          (a)   Your status or role within CompuCredit is demoted in any of the following ways:

    (i)
    You no longer maintain the title of Executive Vice President of CompuCredit;

    (ii)
    You retain the title of Executive Vice President but you are not held out by CompuCredit either internally and/or externally as the principal or chief risk / credit officer of CompuCredit responsible for the profitability of the credit card business of CompuCredit;

    (iii)
    A material diminution in the scope and nature of your duties and responsibilities other than as a result of cause;

    (iv)
    You no longer report directly to either the president or the chief executive officer of CompuCredit; or

    (v)
    There is a material reduction of your benefits (taken as a whole) relative to the other CompuCredit officers of comparable level;

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  Exhibit 10.8(a)